UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Material
[ ]	Solicitation Material under §240.14a-12

GAUCHO GROUP HOLDINGS, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GAUCHO Group HOLDINGS, Inc.

8 Union Square, Suite 2A

New York, NY 10003

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S PROXY STATEMENT

On September 2, 2020

To our Stockholders:

You are cordially invited to virtually attend the Annual Meeting of Stockholders of Gaucho Group Holdings, Inc. (the “Company”, or “GGH”) on September 2, 2020, at 4:00 p.m. Eastern Time, via webcast at _______________________ (the “Annual Meeting”). At the Annual Meeting the Company will submit the following six (6) proposals to its stockholders for approval:

1.	To elect one (1) Class I nominee to the board of directors named in this Proxy Statement to hold office for a three-year term.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 150,000,000.

3.	To reauthorize granting the Board of Directors discretion (if necessary to effect a listing of the Company’s common stock on a national exchange) on or before June 30, 2021, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, while maintaining the number of authorized shares of Common Stock (the “Reverse Stock Split”) as a requirement of uplisting to Nasdaq. This item was previously presented and approved at the 2018 Annual Meeting of the Stockholders but the Board of Directors’ discretionary power expired on June 30, 2020 before the Company has been able to uplist on a national exchange.

4.	To conduct an advisory vote on executive compensation.

5.	To ratify and approve the appointment of Marcum LLP, as the Company’s independent registered accounting firm for the year ended December 31, 2020.

6.	Approval to immediately commence proceedings to liquidate Company assets to maximize return of capital to common stockholders.

Additionally, any other business that may properly come before the Annual Meeting will be conducted.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our common stock and holders of record of our Series B preferred stock on an as converted basis to common stock on July 14, 2020 (the “Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

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The accompanying Proxy Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board will be soliciting your proxy in connection with the matters discussed above. Stockholders who wish to vote on the proposals accordingly must either attend the Annual Meeting and vote in person or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

We are using the “Notice and Access” method of providing proxy materials to common stockholders of record via the internet. We are mailing common stockholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. Notice and Access provides a convenient way for stockholders to access the Company’s proxy materials and vote shares on the internet, and also allows us to reduce costs and conserve resources. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials if you prefer.

The Company is using the “Full Set Delivery” method of providing proxy materials to all holders of record of Series B preferred stock and beneficial owners of record of common stock (beneficial owners are those stockholders who hold the Company’s common shares through a broker). These stockholders are unable to vote by internet or by phone. Therefore, the Full Set Delivery option requires we mail our proxy materials to these stockholders under the “traditional” method by providing paper copies as well as providing access to our proxy materials on a publicly accessible website.

The Company’s Proxy Statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the other Annual Meeting materials are available on the internet at: https://www.cstproxy.com/gauchogroupholdings/2020.

Whether or not you expect to attend the Annual Meeting, please vote your shares in advance online or by mail to ensure that your vote will be represented at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

/s/ Scott L. Mathis
Chairman of the Board and
Chief Executive Officer

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GAUCHO Group HOLDINGS, Inc.

8 Union Square, Suite 2A

New York, NY 10003

PROXY STATEMENT

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 2, 2020 at 4:00 p.m. Eastern Time

July 13, 2020

We are furnishing this Proxy Statement to stockholders of GAUCHO GROUP HOLDINGS, INC. (“we” or “GGH” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We will hold the Annual Meeting on September 2, 2020, at 4:00 p.m. Eastern Time, webcast at ____________________________.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or about July 24, 2020. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020, and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019 including financial statements (“Quarterly Report”), was filed with the SEC on July 6, 2020. Hard copies of this Proxy Statement and the Annual Report will be provided to record holders of common stock (who are receiving proxy materials via the Notice and Access Method) via U.S. mail only by request and the Quarterly Report is available on the internet at: https://www.cstproxy.com/gauchogroupholdings/2020.

Voting Securities and Quorum Required.

Holders of record of our common stock and Series B preferred stock at the close of business on July 14, 2020 (the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had __________ shares of common stock issued and ____________ outstanding. Each share of common stock is entitled to one vote per share. On the Record Date, we had __________ shares of Series B preferred stock issued and outstanding. Shares of Series B preferred stock are entitled to vote with common stock on each proposal on as converted basis, for a total of ____________ votes. Common stock and Series B preferred stock represent our only two classes of voting securities outstanding.

Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

For the transaction of business at the Annual Meeting a quorum must be present. A quorum consists of not less than one-third of the shares entitled to vote at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to a future time and date. Common stock and Series B preferred stock (on an as-converted basis to common stock) will vote together as a class on each proposal.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary, or by voting at the virtual Annual Meeting via the internet. The method by which you vote by proxy will in no way limit your right to vote at the Annual Meeting if you decide to attend the meeting virtually. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Annual Meeting.

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No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

One stockholder has requested that we include an additional proposal in this Proxy Statement and that the proporsal be submitted to a vote of the stockholders at the Annual Meeting. After notifying the requesting stockholder of the procedural defects in its proposal and receiving an amended proposal within the time limits of Rule 14a-8 of the Securities Exchange Act of 1934 (the “1934 Act”), we have included the proposal on this Proxy Statement as Proposal No. 6:

Approval to immediately commence proceedings to liquidate Company assets to maximize return of capital to common stockholders.

Proposal No. 6 is a non-binding proposal, meaning that even if approved by the stockholders holding a majority of the common stock available to vote at the meeting, management and the Board of Directors are not required to adopt the resolution. If approved by the stockholders, the Board of Directors must evaluate whether Proposal No. 6 is in the best interests of the stockholders and whether it will take action to implement the same or a substantially similar proposal in light of the stockholder approval.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q. Why am I receiving these materials?

A. We have sent you these proxy materials because the Board of Directors (the “Board”) of Gaucho Group Holdings, Inc. (sometimes referred to as the “Company” or “GGH”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may cast your vote by proxy over the internet by following the instructions provided in the Notice of Internet Availability, or, if you have received, or requested to receive, printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card.

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Common stockholders of record will not receive printed materials unless they request them. Instead, a Notice of Internet Availability is mailed that instructs stockholders as to how they may access and review all of the proxy materials on the internet. We intend to commence the mailing of the Notice of Internet Availability on or about July ___, 2020 to all common stockholders and Series B stockholders of record entitled to vote at the Annual Meeting. The beneficial owners of record entitled to vote at the Annual Meeting will receive printed copies by mail. We intend to commence mailing printed copies to these stockholders on or about July 24, 2020.

Q. How do I attend the Annual Meeting?

A. The Annual Meeting will be held virtually on Wednesday, September 2, 2020 at 4:00 p.m. Eastern Time, webcast at ____________. You will receive a link to the webcast and telephone call in instructions.

Q. Who can vote at the Annual Meeting?

A. Only stockholders of record at the close of business on July 14, 2020 will be entitled to vote at the Annual Meeting. On this Record Date, there were _______ shares of common stock outstanding and entitled to vote and ______ shares of Series B preferred stock outstanding and entitled to vote on an as-converted basis to common shares.

Q. What am I voting on?

A. There are six matters scheduled for a vote:

●	Election of two (2) Class I directors to the board of directors to hold office for a three-year term, as described in Proposal No. 1 of the Proxy Statement or until the respective successors are elected and qualified.

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●	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 140,000,000.

●	Providing the Board of Directors discretion (if necessary to effect a listing of the Company’s common stock on a national exchange) on or before June 30, 2021, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, while maintaining the number of authorized shares of Common Stock (the “Reverse Stock Split”). This item was previously presented and approved at the 2018 Annual Meeting of the Stockholders but the Board of Directors’ discretionary power expired on June 30, 2020 before the Company will be able to uplist on a national exchange.

●	To conduct an advisory vote on executive compensation of the Company’s CEO and CFO.

●	Ratification and approval of the appointment of Marcum LLP, as the Company’s independent registered accounting firm for the year ended December 31, 2020.

●	Approval of the immediate commencement to liquidate Company assets to maximize return of capital to common stockholders.

Q. What if another matter is properly brought before the Annual Meeting?

A. At this time, the Board is aware of one proposal put forth by a stockholder. After notifying the stockholder of the procedural defects in its proposal, the stockholder, within 14 days from the receipt of our notice of deficiency to cure, submitted a revised proposal that meets the procedural requirements and we do not otherwise have a substantive basis to exclude the proposal. The stockholder proposal is set forth as Proposal No. 6.

Other than this proposal, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q. How do I vote and what is the vote required for each proposal?

A. As to the election of the two Class I director nominees under Proposal No. 1, you may vote “For” the election of the nominee proposed by the Board, or “Withhold” for the nominee being proposed. The director will be elected by a plurality of votes cast at the Annual Meeting.

With respect to Proposal No. 2 (amendment to Amended and Restated Certificate of Incorporation), you may vote “For” or “Against” or “Abstain” for such proposal. Proposal No. 2 will be approved if a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting vote in favor of such proposal.

With respect to Proposal No. 3 (Reverse Stock Split), you may vote “For” or “Against” or “Abstain” for such proposal. Proposal No. 3 will be approved if a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting vote in favor of such proposal.

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With respect to Proposal No. 4 (executive compensation), you may vote “For” or “Against” or “Abstain” for each proposal. Proposal No. 4 will be approved if a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting vote in favor of such proposal.

With respect to Proposal No. 5 (ratification of the appointment of our independent registered accounting firm), you may vote “For” or “Against” or “Abstain” for each proposal. Proposal No. 5 will be approved if a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting vote in favor of such proposal.

With respect to Proposal No. 6 (immediate liquidation of Company assets), you may vote “For” or “Against” or “Abstain” for each proposal. Proposal No. 6 will be approved if a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting vote in favor of such proposal.

Proposal Nos. 4, 5 and 6 are advisory in nature and non-binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions.

Q. What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

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The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If on July 14, 2020 your shares were registered directly in your name with GGH’s transfer agent, Continental Stock Transfer & Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy by visiting https://www.cstproxy.com/gauchogroupholdings/2020 and following the instructions provided on the Notice of Internet Availability. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out your proxy via the internet to cast your votes or vote via telephone.

If you have requested to receive printed copies of the proxy materials by mail, you may vote using the proxy card enclosed with the proxy materials and returning it by mail. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online even if you have already voted by proxy.

●	To vote in person, attend the virtual Annual Meeting and you will be afforded an opportunity to vote via the internet.

●	To vote online or via telephone, follow the instructions on the Notice of Internet Availability mailed to you.

●	If you have received or requested to receive your proxy materials by mail, you have the option to vote using the proxy card included in the mailing. To do so, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on July 14, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete the steps included in the voting instruction form to ensure that your vote is counted.

You are also invited to attend the virtual Annual Meeting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Series B Preferred Shares: Series B Preferred Stockholders

If you are a holder of Series B preferred stock as of July 14, 2020, you may vote at the virtual Annual Meeting via internet or vote by mail or fax by following the instructions provided in your proxy materials. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote via the internet even if you have already voted by proxy.

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Q. How many votes do I have?

A. On each matter to be voted upon, you have one vote for each share of common stock you own as of July 14, 2020 and for each share of Series B preferred stock you own as of July 14, 2020, you are entitled to the number of votes per share based on the following formula:

$10 ÷ the fair market value of the Company’s common stock as of the date the shares of Series B preferred stock were issued, subject to a maximum of ten votes per share of Series B preferred stock.

Q. What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

A. If you are a stockholder of record and do not vote by proxy by accessing https://www.cstproxy.com/gauchogroupholdings/2020, or by telephone, or, if you’ve received or requested to receive the proxy materials by mail, and do not complete and return your proxy card by mail, your shares will not be voted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

A. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may NOT vote your shares on the election of directors (Proposal 1); the Amendment to the Amended and Restated Certificate of Incorporation (Proposal 2); the Reverse Stock Split (Proposal 3); the amendment to the 2018 Plan (Proposal 4), the advisory vote on executive compensation (Proposal 5) or the immediate liquidation of all Company assets (Proposal 7) without your instructions but may vote your shares on the ratification of Marcum LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 6) even in the absence of your instruction.

Q. What if I return a proxy card or otherwise vote but do not make specific choices?

A. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director named in this Proxy Statement, “For” the amendment to the amended and restated certificate of incorporation to increase the number of common shares authorized for issuance, “For” the reverse stock split to be implemented in the discretion of the Board of Directors subject to the terms of the resolution, “For” the approval of the amendment to our 2018 Equity Incentive Plan, “For” the advisory vote on executive compensation, “For” the approval of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and “Against” the immediate liquidation of the Company’s assets. If any other matter is properly presented at the virtual Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?

A. The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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Q. What does it mean if I receive more than one set of proxy materials?

A. If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability (or each proxy card in the proxy materials if you have requested printed proxy materials) to ensure that all of your shares are voted.

Q. Can I change my vote after submitting my proxy?

All Stockholders of Record: Shares Registered in Your Name

A. Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

1.	If you have requested your proxy materials be mailed to you, you may submit another properly completed proxy card with a later date;

2.	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111;

3.	You may change your vote using the online voting method, in which case your latest internet proxy submitted prior to the Annual Meeting will be counted; or

4.	You may attend the virtual Annual Meeting and vote online. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

A. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q. When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A. We anticipate that our 2021 Annual Meeting will be held in July 2021. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to the attention of the Secretary of Gaucho Group Holdings, Inc. c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111. If you wish to submit a proposal at the Annual Meeting that is to be included in next year’s proxy materials, you must do so in accordance with the Company’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

Q. What are “broker non-votes”?

A. As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the Nasdaq Capital Market (“Nasdaq”) to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q. What is the quorum requirement?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding common shares and Series B preferred shares (on an as converted basis with the common stock) entitled to vote are present at the virtual Annual Meeting via the internet or represented by proxy. On the Record Date, there were __________ common shares outstanding and __________ shares of Series B preferred stock, convertible on a voting basis into __________ shares of common stock issued and outstanding. Thus, the holders of __________ shares of common stock and Series B preferred stock (on an as converted basis) must be present in person or represented by proxy at the Annual Meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote via internet at the virtual Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the virtual Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Q. How can I find out the results of the voting at the Annual Meeting?

A. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q. What proxy materials are available on the internet?

A. The Proxy Statement and the annual report to stockholders are available at: https://www.cstproxy.com/gauchogroupholdings/2020.

Forward Looking Statements

This Proxy Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Proxy Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2019 and in Item 1A of the Form 10-Q for the quarter ended March 31, 2020. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Management

As of July 13, 2020, the Company had 60,321,615 shares of its common stock issued and 60,271,082 outstanding, and 902,670 shares of its Series B preferred stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock and Series B preferred stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series B Stock (1)		Percent of Series B Stock	Total Voting Power (7)
Scott L. Mathis 8 Union Square South, Ste. 2A, New York, NY 10003	Chief Executive Officer and Chairman of the Board of Directors	6,931,501	(2)	10.3%	2,100	(3)	Less than 1%	9.1%

Maria Echevarria 14 Benmore Ter., Bayonne, NJ 07002	Chief Financial Officer	134,367	(4)	Less than 1%	-		-	Less than 1%

Peter J.L. Lawrence	Director	551,950	(5)	1.0%	-		-	1.0%

Steven A. Moel	Director	453,845	(6)	1.0%	-		-	1.0%

All current directors, directors elect, director nominees, executive officers and named executive officers as a group (four persons)		8,071,663		12.3%	2,100		Less than 1%	11.1%

Notes to Security Ownership of Management table shown above:

(1)	Calculated in accordance with 1934 Act Rule 13d-3.

(2)	Consists of (a) 558,362 shares of our common stock owned by Mr. Mathis directly; (b) 3,777,425 shares owned by The WOW Group, LLC, of which Mr. Mathis is a controlling member; (c) 204,803 shares owned by Mr. Mathis’s 401(k) account; and (d) the right to acquire 1,850,911 shares of common stock subject to the exercise of options.

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(3)	Consists of 2,100 shares of Series B preferred stock owned by Mr. Mathis’ 401(k) and 19,800 shares of common stock on an as converted basis to common stock for voting purposes.

(4)	Consists of (a) 7,484 shares owned by Mrs. Echevarria’s 401(k) account and (b) 126,883 shares of our common stock issuable upon the exercise of stock options.

(5)	Consists of (a) 184,971 shares of our common stock owned by Mr. Lawrence directly; (b) 10,729 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (c) 356,250 shares of our common stock issuable upon the exercise of stock options.

(6)	Consists of (a) 151,491 shares owned by Dr. Moel directly; (b) 176,546 shares held by Dr. Moel’s Roth IRA; (c) 26,693 shares held by Andrew Moel, his son; (d) 28,490 shares held by Erin Moel, his daughter; and (e) 70,625 shares issuable upon the exercise of stock options.

(7)	Calculated based common stock being entitled to a total of 60,271,082 votes as of July 13, 2020 and Series B preferred stock being entitled to a total of 8,456,072 votes as of July 13, 2020.

Security Ownership of Certain Beneficial Owners

As of July 13, 2020, the only persons or entities that beneficially own more than 5% of its outstanding common stock who do not serve as an executive officer or director.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series B Stock (1)		Percent of Series B Stock	Total Voting Power (3)
The WOW Group, LLC c/o Scott L. Mathis 8 Union Square South, Ste. 2A, New York, NY 10003	3,777,425		6.3%	-		-	5.5%
John I. Griffin 4221 Way Out West Dr, Suite 100 Houston, TX 77092	3,481,037	(2)	5.8%	601,870	(3)	-	5.9%

(1)	Calculated in accordance with 1934 Act Rule 13d-3.

(2)	Consists of (a) 1,705,515 common shares held by Mr. Griffin individually; (b) 1,743,647 common shares held by JLAL Holdings Ltd., an entity wholly controlled by Mr. Griffin; and (e) 31,875 shares of our common stock issuable upon the exercise of stock options.

(3)	Consists of (a) 200,000 shares of common stock issuable upon the conversion of Series B convertible preferred stock held by Mr. Griffin individually and 180,000 shares of common stock on an as converted basis to common stock for voting purposes; and (b) 401,870 shares of common stock issuable upon the conversion of Series B convertible preferred stock held by JLAL Holdings Ltd. and 361,683 shares of common stock on an as converted basis to common stock for voting purposes.

(4)	Calculated based common stock being entitled to a total of 60,271,082 votes as of July 13, 2020 and Series B preferred stock being entitled to a total of 8,456,072 votes as of July 13, 2020.

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Information Regarding the Board of Directors and Corporate Governance

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its Director nominees are as set forth in the below table.

Name	Age as of July 9, 2020	Position
Scott L. Mathis	58	Chief Executive Officer and Chairman of the Board of Directors; Class III Director
Peter J.L. Lawrence	86	Class II Director
Steven A. Moel	76	Class I Director; Director Nominee
Rueben Cannon	74	Class I Director; Director Nominee

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee as given the Company’s small size the Company does not yet believe such a committee is necessary. However, as the Company grows and considers trying to position itself for a potential listing on a stock exchange, it will establish a separate nominating committee. Currently, the independent members of the Board of Directors are responsible for identifying and nominating appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the goal of the independent members of the Board to identify persons whom they believe have appropriate expertise and experience to contribute to the oversight of a company of GGH’s nature while also reviewing other appropriate factors.

Messrs. Mathis, Lawrence, Cannon, and Dr. Moel are current members of the Board of Directors. At the Company’s 2017 Annual Meeting, Marc Dumont was elected to join the Board when the Company’s common stock is formally uplisted to Nasdaq, which has not occurred to date. At the Company’s 2018 Annual Meeting, John I. Griffin was elected to join the Board when the Company’s common stock is formally uplisted to Nasdaq, which has not occurred to date. Upon an uplisting to Nasdaq, Messrs. Dumont and Griffin will join the Board.

Summaries of the background and experience of the Company’s directors and officers are as follows:

●	Scott Mathis: Mr. Mathis has been actively involved with the Company’s business operations and strategy since it was founded in 1999 and has significant knowledge regarding its current and contemplated business operations. The Board believes he is valuable in forming the Company’s business strategy and identifying new business opportunities, a determination based on his executive level experience working in the real estate development industry and in several consumer-focused businesses.

Mr. Mathis is the founder of GGH and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1999. Mr. Mathis has over five years’ experience serving as Chief Executive Officer and Chairman of the Board of Directors of Mercari Communications Group, Ltd., a public company. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of InvestProperty Group, LLC and various other affiliated entities. Since July 2009, Mr. Mathis has served as the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants. Since June 2011, Mr. Mathis has also served as the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of GGH that was spun off in 2010. Including his time with GGH and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University.

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●	Peter J.L. Lawrence: Mr. Lawrence has served as a director of GGH since July 1999. The Board has determined that he is a valuable member of the Board due to his experience as an investor in smaller public companies and service as a director for a number of public companies.

Specifically, Mr. Lawrence was from 2000 to 2014 a director of Sprue Aegis plc, a U.K. company traded on the London Stock Exchange that designs and sells smoke and carbon monoxide detectors for fire protection of domestic and industrial premises in the U.K.and Europe. In the same period he also served as Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. From 1970 to 1996, Mr. Lawrence served as Chairman of Associated British Industries plc, a holding company of a group of chemical manufacturers making car engine and aviation jointings and sealants both for OEM and after markets, specialty waxes and anti-corrosion coatings for the automotive, tire and plastics industries in U.K, Europe and USA.

Mr. Lawrence has additional experience as a director of a publicly-traded company by serving as a director of Beacon Investment Trust PLC, a London Stock Exchange-listed company from 2003 to June 2010. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1739 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

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Steven A. Moel: Dr. Moel served as a Senior Business Advisor for the Company since 2008 and began serving as a director of its subsidiary, Gaucho Group, Inc. as of November 2018. Dr. Moel is a medical doctor and licensed attorney (currently inactive). Dr. Moel had a private legal practice as a business and transactional attorney and is a member of the California and American Bar Associations and has served as legal counsel to many corporations. The Board has determined that he would be a valuable member of the Board due to his extensive and broad experience and knowledge in business. In addition to serving as a member of the Company’s Board of Advisors, Dr. Moel is presently a member of the board of directors of Hollywood Burger Holdings, Inc., a related party to the Company (International Fast Food Restaurants).

Previously, Dr. Moel served in many roles, including most recently as a Senior Business Advisor for Global Job Hunt (International Recruiting and Education). He was also founder of Akorn, Inc., NASDAQ: AKRX (Biotechnology/Pharmaceutical Mfg.), where he served as a Director on the Executive Board and as Vice President of Mergers & Acquisitions. Dr. Moel previously served as: the Vice President, Mergers & Acquisitions and Business Development of Virgilian, LLC (Nutraceuticals/Agricultural); CEO of U.S. Highland, Inc. BB:UHLN (Mfg. of Motorcycles/Motorsports); CEO of Millennial Research Corp. (Mfg./Ultra-high efficiency motors); Chairman and COO of WayBack Granola Co. (Granola Manufacturing); Executive VP, Mergers and Acquisitions of Agaia Inc. (Green Cleaning Products). He has also served as: President, COO and Executive Director of American Wine Group (Wine Production/Distribution); Senior Business and Advisor, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); as a member of the Board of Directors of Grudzen Development Corp. (Real Estate); COO and Chairman of the Board of Directors of Paradigm Technologies (Electronics/Computer Developer); President and CEO of Sem-Redwood Enterprises (Stock Pool), and as a member of the Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing).

Dr. Moel is a board-certified ophthalmologist who was in private practice and academia. He is an Emeritus Fellow of the American Academy of Ophthalmology and his academic history includes Washington University-St. Louis, University of Miami-Coral Gables, Marshall University, West Virginia University, University of Colorado, Harvard University, Louisiana State University-New Orleans, University of Illinois-Chicago, and the College of Law in Santa Barbara.

●	Rueben Cannon: Mr. Cannon has been a stockholder of the Company for several years and is a producer and casting director who has helped shape and guide some of the most critically acclaimed film and television projects in Hollywood during the past 30 years. Mr. Cannon worked at Universal Studios from 1970 to 1978, eventually becoming a casting director. He also was the head of television casting for Warner Brothers from 1977 to 1978. In 1978, Mr. Cannon started his own casting agency called Reuben Cannon & Associates. His agency has cast nearly one hundred television series and films. Projects include “The Color Purple” (11 Oscar nominations), “Columbo,” “Alfred Hitchcock Presents,” “The A Team,” the 1990s remake of “Perry Mason”, the Emmy-Award winning comedy series “The Bernie Mac Show,” “My Wife and Kids,” and “Boondocks.” Producing credits include “The Women of Brewster Place” and “Brewster Place” (in collaboration with Oprah Winfrey), “Down in the Delta” (directed by Dr. Maya Angelou), and “Get on the Bus” (with Spike Lee). In 2004, Mr. Cannon formed a production alliance with Tyler Perry Studios and is currently Executive Producer for Tyler Perry’s “House of Payne.” In addition to two Emmy nominations, he has received numerous awards including an Honorary Doctorate of Human Letters from Morehouse College, and the “Behind the Lens Award” for outstanding contributions in entertainment in the areas of film and television. He has been credited with launching the careers of many of today’s major film and television stars. He is also a producer in both film and television. Mr. Cannon attended Southeast City College.

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Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The two (2) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two (2) nominees named below. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether any nominee is elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Significant Employees

There are no significant employees of GGH other than its executive officers named above.

Transactions with Related Persons

The following is a description of transactions during the last fiscal year in which the transaction involved a material dollar amount and in which any of the Company’s directors, executive officers or holders of more than 5% of GGH common stock and Series B Preferred on an as- converted basis had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.”

●

Accounts receivable – related parties. On April 1, 2010, the Company entered into an expense sharing agreement (“ESA”) with a related, but independent, entity under common management, Hollywood Burger Holdings, Inc. (“HBH”), to share expenses with GGH such as office space, support staff and other operating expenses. HBH is a private company founded by Scott Mathis which is developing Hollywood-themed fast food restaurants in the United States. Mr. Mathis is Chairman and Chief Executive Officer of HBH, and Maria Echevarria is Chief Financial Officer. The ESA was amended on April 1, 2011 and last amended on December 27, 2019 to reflect the current use of personnel, office space, professional services and additional general office expenses. Under this agreement, HBH owed $0 and $4,644, respectively, as of December 31, 2019 and 2018, respectively.

On or about December 27, 2019, the Board of Directors of both HBH and GGH approved an amendment to the ESA such that HBH would prepay expenses under the ESA to cover GGH’s financing needs. GGH has agreed to reduce HBH’s expense obligations under the ESA by 15% until such time that its prepayment has been reduced to zero. Upon successful completion of a public offering under certain terms, GGH will refund a majority of the amount HBH has prepaid under the ESA and the full amount to the extent it has available funds. As of December 31, 2019, HBH had repaid the amounts owed under the ESA, and prepaid an additional amount of $566,132 under the ESA.

● Shares held by affiliates in subsidiaries. Mr. Mathis, who is also the Chairman, CEO & President of the Gaucho Group, Inc. (“GGI”), holds 18,736 shares of common stock of GGI, reflecting a conversion of $7,300 in principal and $194 in interest from his GGI note. Marc Dumont, as an advisor and director elect upon listing of the Company on Nasdaq, and with his son, holds 511,156 shares of common stock of GGI, reflecting a conversion of $200,000 in principal and $4,462 in interest from their GGI Notes.

● Ownership in affiliates. Mr. Mathis is a managing member and holds a controlling interest in The WOW Group, LLC. Non-managing members include certain former DPEC Capital employees and certain GGH stockholders. The WOW Group’s only asset is its interest in GGH as of December 31, 2019 and 2018. Mr. Cannon, as a director nominee, also holds shares in the Company’s affiliate, Hollywood Burger.

● Accounts payable – related parties. As part of the Company’s convertible note financing in early 2018, the Company sold promissory notes totaling $1,163,354 to John I. Griffin and his wholly owned company JLAL LLP. Mr. Griffin is an advisor and director elect upon listing of the Company on Nasdaq. The notes have a 90-day maturity, bear interest at 8% per annum and were convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. These notes matured on June 30, 2019 and are currently outstanding. The principal balance outstanding is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

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Employment Agreements

See the Executive Compensation section of this Proxy Statement for a discussion of the employment agreement between the Company and Mr. Mathis.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 and any amendments thereto filed with the Securities and Exchange Commission and stockholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2019 our officers, directors and 10% or more stockholders complied with all Section 16(a) filing requirements applicable to them except that: (i) Mr. Mathis filed three Forms 4 late representing 12 transactions not reported on a timely basis; Ms. Echevarria filed two Forms 4 late representing three transactions not reported on a timely basis; Mr. Lawrence filed two Forms 4 late representing three transactions not reported on a timely basis; and Dr. Moel filed one Form 3 late representing one transaction not reported on a timely basis.

Director Independence

After the Annual Meeting, it is expected that Messrs. Dumont and Griffin will join the Board at such time that the Company’s common stock is formally uplisted to Nasdaq. Assuming both director nominees are approved in Proposal No. 1, the Company’s Board will continue to consist of Messrs. Mathis, Lawrence, Cannon and Dr. Moel, with Messrs. Dumont and Griffin joining the Board at such time that the Company’s common stock is formally uplisted to Nasdaq.

The Company utilizes the definition of “independent” as it is set forth in Section 5062(a)(2) of the Nasdaq Rules. Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships). Based on the foregoing criteria, currently Mr. Lawrence and Dr. Moel are considered independent directors and were confirmed as such by the Board of Directors. Upon a Nasdaq listing, Messrs. Dumont and and Griffin would also be considered independent.

Involvement in Certain Legal Proceedings

During the past ten years, except as provided below, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

In May 2007, InvestPrivate (now known as DPEC Capital), Scott Mathis and two other InvestPrivate officers entered into a settlement of a disciplinary action filed in May 2004 by the NASD (now known as FINRA), the regulatory body that had primary jurisdiction over InvestPrivate. As part of the settlement, the NASD expressly withdrew numerous allegations and charges, and also resolved almost all of the remaining charges in the case. Mr. Mathis received a 30-day suspension from acting in a principal capacity for InvestPrivate, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. The settling parties paid fines totaling $215,000, and InvestPrivate was also required to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations.

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While the settlement with the NASD resolved most of the issues in the case, a few remaining charges were not resolved, namely, whether Mr. Mathis inadvertently or willfully failed to properly make certain disclosures on his personal NASD Form U-4, specifically, the existence of certain federal tax liens on his Form U4 during the years 1996-2002.

In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and to have willfully failed to make other required U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make or timely make these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed.

While under FINRA’s rules the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification,” in September 2012, Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. That application was approved in Mr. Mathis’ favor in April 2015. Mr. Mathis was at all times able to remain as an associated person of a FINRA member in good standing. Subsequently, the Company expanded into other business opportunities and the broker dealer subsidiary (DPEC Capital, Inc.) was no longer necessary to the Company’s operations. Therefore, Mr. Mathis voluntarily ceased all activities at the Company’s broker-dealer subsidiary (DPEC Capital, Inc.), and voluntarily terminated his registration with FINRA in December 2016, when DPEC Capital, Inc. elected to discontinue its operations and filed a Notice of Withdrawal as a Broker or Dealer on Form BDW.

Corporate Governance

In considering its corporate governance requirements and best practices, GGH looks to the Nasdaq Listed Company manual, which is available through the internet at http://nasdaq.cchwallstreet.com/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Currently, Scott Mathis serves as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer, Mr. Mathis is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Mathis’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Mathis is intimately knowledgeable with the Company’s current and planned operations.

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Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that GGH faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee will review and assess the adequacy of GGH’s risk management policies and procedures with regard to identification of GGH’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee will also review and assess the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

On April 15, 2015, the Board adopted a policy requiring that disinterested directors approve transactions with related parties which are not market-based transactions. The Board of Directors had been following this policy on an informal basis before.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of GGH and on terms that are fair and reasonable (in the judgment of the disinterested directors) to GGH.

Audit Committee

The Board of Directors established the Audit Committee on April 15, 2015 to comply with Section 3(a)(58)(A) of the Exchange Act and NYSE American Rule 803(B) as modified for smaller reporting companies by NYSE American Rule 801(h). The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Mr. Lawrence and Dr. Moel, both of which the Board of Directors deem independent under SEC Rule 10A-3(b)(1). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and matters required to be discussed by the applicable requirements of the Public Company Accounting Board (PCAOB) and the SEC prior to the submission of the financial statements to the Board. In addition, the Audit Committee expects to continue to meet with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements. The Audit Committee met and approved the Company’s Quarterly Reports on Forms 10-Q for the fiscal year 2019 to date and the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2020. As permitted by the Company’s Audit Committee Charter currently in effect, due to Mr. Beale’s health, the Board consisting of Mr. Mathis and Mr. Lawrence met and approved the Annual Report on Form 10-K as filed with the SEC on April 1, 2019.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://ir.gauchogroupholdings.com/governance-docs.

No Nominating Committee

GGH has not established a nominating committee. However, on March 24, 2015 the Board adopted Nomination Guidelines effective April 15, 2015. The Nomination Guidelines were updated on December 6, 2017 to comply with the Nasdaq rules. Nominating decisions are made by the independent directors. Eligible stockholders may nominate a person to the Board of Directors based on the procedure set forth in the Nomination Guidelines. The Nomination Guidelines are available on our website at https://ir.gauchogroupholdings.com/governance-docs.

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No Compensation Committee or Compensation Consultant

GGH has not established a compensation committee but adopted guidelines effective April 15, 2015 in accordance with NYSE American rules. Under NYSE American Rule 805(a), if there is no compensation committee, compensation of the CEO (being Mr. Mathis) must be determined, or recommended to the Board for determination, by a majority of independent directors on its Board of Directors. The CEO may not be present during voting or deliberations for his compensation.

NYSE American Rule 805(c)(1) enhances the independence requirements for directors in connection with compensation decisions by requiring that the directors “consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.” The Board of Directors has operated based on a belief that Mr. Lawrence and Dr. Moel are independent under this requirement.

Although NYSE American Rule 805(c)(3)(i) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the compensation committee have not decided to do so. Our Compensation Guidelines are posted at our website: https://ir.gauchogroupholdings.com/governance-docs.

Code of Business Conduct and Whistleblower Policy

On March 24, 2015, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy effective April 15, 2015 (the “Code of Conduct”). The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: https://ir.gauchogroupholdings.com/governance-docs.

Insider Trading Policy

On March 24, 2015, our Board of Directors adopted an Insider Trading Policy effective April 15, 2015. The Insider Trading Policy applies to all of our officers, directors, and employees. Our Insider Trading Policy is posted at our website: https://ir.gauchogroupholdings.com/governance-docs.

Employee, Officer and Director Hedging

The Company does not allow employees, officers, or directors, or any of their designees, to purchase financial instruments or otherwise engage in transaction that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Gaucho Group Holdings, Inc., c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held ten formal meetings either in person or via telephone during the fiscal year ended December 31, 2019 and acted by unanimous written consent ten times during 2019. The Board has held three meetings thereafter through the date of this Proxy Statement and has acted by unanimous written consent three times. Regular communications were maintained throughout 2019 and 2020 among all of the officers and directors of the Company.

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Board members are not required to attend the Annual Meeting. This Annual Meeting is the Company’s fourth time hosting an annual meeting.

Executive Compensation

The below table summarizes the compensation paid to our executive officers for the years ending December 31, 2018 and 2019.

Summary Compensation Table for Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Scott L. Mathis(2)	2019	408,513	-	-	345,681	-	754,194
Chairman of the Board and Chief Executive Officer	2018	426,163	-	-	538,934	-	965,097

Maria I Echevarria(3)	2019	163,876	31,000	-	30,561	-	225,437
Chief Financial Officer and Chief Operating Officer	2018	150,000	35,000	-	14,628	-	199,628

1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements. Refer to the Outstanding Equity Awards at Fiscal Year End schedule regarding option details on an award-by-award basis. The above table does not include any options granted under the 2018 Gaucho Plan.
2)	On September 28, 2015, we entered into a new employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On March 29, 2020, the independent members of the Board of Directors most recently extended the agreement until December 31, 2020. All other terms of the Employment Agreement remain the same. Please see Item 9B—Other Information for further details.
3)	Maria Echevarria was appointed Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer effective April 13, 2015.

The Board of Directors, acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. Please see “No Compensation Committee or Compensation Consultant” above at page 21 for details on the Company’s Compensation Guidelines.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

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The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers (not including our chief executive officer) are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

On September 28, 2015, we entered into an employment agreement with Scott Mathis, our CEO. For a description of the agreement terms, please see “Employment Agreements” at page 24. The Company’s other executive officer, Ms. Echevarria, does not have a written employment agreement but receives a base salary as noted above, believed to be in accordance with industry standards and norms.

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have two equity incentive plans for our management and employees. The first is the 2016 Equity Incentive Plan, and the second is the 2018 Equity Incentive Plan. Almost all shares of common stock reserved for issuance in connection with awards under the 2016 Equity Incentive Plan have been or were utilized in conjunction with existing, expired or cancelled awards of stock options. The Company will not issue any additional options under the 2016 Equity Incentive Plan. As of July 9, 2020, there are a total of 7,680,641 shares of common stock that are reserved for issuance in connection with awards under the 2018 Equity Incentive Plan.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted each of its executive officers stock options, as outlined below.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreement we have entered into with Mr. Mathis provides that he is eligible to receive a discretionary cash bonus, to be determined by the Board of Directors. On March 29, 2020, the Board of Directors unanimously approved an extension to Mr. Mathis’ employment agreement with the Company, dated September 28, 2015 (the “Employment Agreement”) to expire on December 31, 2020. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021, provided the Company has uplisted to a national stock exchange. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

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Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Employment Agreements

We have entered into an employment agreement with the Company’s Chief Executive Office, Scott L. Mathis.

Scott Mathis - On September 28, 2015, the Company entered into an employment agreement with its CEO (the “Employment Agreement”). Among other things, the Employment Agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The Employment Agreement sets limits on the CEO’s annual sales of GGH common stock. The CEO is subject to a covenant not to compete during the term of the Employment Agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the Employment Agreement), all of the CEO’s outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following the CEO’s termination for any reason, the CEO is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years.

The Employment Agreement sets forth the terms whereby Mr. Mathis could be terminated by the Company for cause, in accordance with the terms of the Employment Agreement. Should he be terminated without cause, he will be entitled to receive his then-current base salary for a period of twelve months, plus all of the benefits or payments in respect of such benefits provided for under the Employment Agreement.

On March 29, 2020, the Board of Directors unanimously approved an extension to Mr. Mathis’ employment agreement with the Company, dated September 28, 2015 (the “Employment Agreement”) to expire on December 31, 2020. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021, provided the Company has uplisted to a national stock exchange. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

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Stock Option, Stock Awards and Equity Incentive Plans

The Company granted certain of its executive officers stock options during the Company’s 2019 fiscal year; no other equity based awards were granted to executive officers during the fiscal year.

The following table provides information as to option awards granted by the Company and held by each of the named executive officers of GGH as of December 31, 2019. There have been no stock awards made to Mr. Mathis or Ms. Echevarria as of December 31, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Scott L. Mathis	-	(1)	450,000	(1)	0.39	1/31/2024
	-	(2)	2,209,890	(2)	0.39	7/8/2024
	150,000	(3)	150,000	(3)	1.10	11/17/2022
	437,500	(4)	562,500	(4)	0.77	2/14/2023
	226,563	(5)	498,437	(5)	0.54	9/20/2023
Maria I. Echevarria	-	(6)	155,000	(6)	0.39	7/8/2024
	25,000	(7)	25,000	(7)	1.10	11/17/2022
	10,942	(8)	14,058	(8)	0.77	2/14/2023
	9,375	(9)	20,625	(9)	0.54	9/20/2023
	-	(10)	75,000	(10)	0.39	1/31/2024

The above table does not include any options granted under our subsidiary’s 2018 Equity Incentive Plan for Gaucho Group, Inc.

(1)	On January 31, 2019, Mr. Mathis was granted an option to acquire 450,000 shares of the Company’s common stock, of which 112,500 shares underlying the option vest on January 31, 2020, and 28,125 shares vest every three months thereafter.
(2)	On July 8, 2019, Mr. Mathis was granted an option to acquire 2,209,890 shares of the Company’s common stock, of which 552,472 shares underlying the option vest on July 8, 2020, 138,120 shares vest on October 8, 2020, and 138,118 shares vest every three months thereafter.
(3)	On November 17, 2017, Mr. Mathis was granted an option to acquire 300,000 shares of the Company’s common stock, of which 75,000 shares underlying the option vest on December 17, 2018, and 18,750 shares vest every three months thereafter.
(4)	On February 14, 2018, Mr. Mathis was granted an option to acquire 1,000,000 shares of the Company’s common stock, of which 250,000 shares underlying the option vest on February 14, 2019, and 62,500 shares vest every three months thereafter.
(5)	On September 20, 2018, Mr. Mathis was granted an option to acquire 725,000 shares of the Company’s common stock, of which 181,250 shares underlying the option vest on September 20, 2019, and 45,313 shares vest every three months thereafter.
(6)	On July 8, 2019, Ms. Echevarria was granted an option to acquire 155,000 shares of the Company’s common stock, of which 38,750 shares underlying the option vest on July 8, 2020, 9,693 shares underlying the option vest on October 8, 2020, and 9,687 shares vest every three months thereafter.
(7)	On November 17, 2017, Ms. Echevarria was granted an option to acquire 50,000 shares of the Company’s common stock, of which 12,500 shares underlying the option vest on December 17, 2018, and 3,125 shares vest every three months thereafter.
(8)	On February 14, 2018, Ms. Echevarria was granted an option to acquire 25,000 shares of the Company’s common stock, of which 6,256 shares underlying the option vest on February 14, 2019, and 1,562 shares vest every three months thereafter.
(9)	On September 20, 2018, Ms. Echevarria was granted an option to acquire 30,000 shares of the Company’s common stock, of which 7,500 shares underlying the option vest on September 20, 2019, and 1,875 shares vest every three months thereafter.
(10)	On January 31, 2019, Ms. Echevarria was granted an option to acquire 75,000 shares of the Company’s common stock, of which 18,750 shares underlying the option vest on January 31, 2020, and 4,693 shares vest on April 30, 2020, and 4,687 shares vest every three months thereafter.

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Compensation of Directors

Since its founding, the Company has compensated the non-employee members of its Board of Directors only with grants of stock options. On January 31, 2019, the Company granted Mr. Lawrence an option to acquire 50,000 shares of the Company’s common stock at a price of $0.385 per share, and on July 8, 2020, the Company granted Mr. Lawrence an option to acquire 150,000 shares at a price of $0.385 per share to replace an option for 150,000 shares expiring on the same date. Neither of the two new options were vested or exercisable as of December 31, 2019.

The following table sets forth compensation received by our non-employee directors:

		Director Compensation
	Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Total ($)
Peter Lawrence (2)	2019	-	-	-	26,292	26,292
	2018	-	-	-	19,450	19,450
Julian Beale (3)	2019	-	-	-	7,269	7,269
	2018	-	-	-	-	-
Steven A. Moel (4)	2019	-	-	-	8,543	8,543
	2018	-	-	-	3,890	3,890

The above table does not include any options granted under our subsidiary’s 2018 Equity Incentive Plan for Gaucho Group, Inc. Mr. Beale did not stand for re-election in 2019.

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.
(2)	As of December 31, 2019, Mr. Lawrence held options to acquire 650,000 shares of the Company’s common stock, of which 287,500 were vested and exercisable.
(3)	As of December 31, 2019, Mr. Beale held options to acquire 300,000 shares of the Company’s common stock, of which 218,750 were vested and exercisable. On July 8, 2019, Mr. Beale did not stand for re-election as a director is no longer a director of the Company.
(4)	As of December 31, 2019, Dr. Moel held options to acquire 140,000 shares of the Company’s common stock, of which 37,500 were vested and exercisable. Of that total, options to acquire 50,000 were issued to Dr. Moel on November 17, 2017 as compensation for his services on the Board of Advisors.

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Frequency of the Advisory Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders, the Board of Directors included an advisory stockholder vote regarding named executive officer compensation every three years. The next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation will be at the 2023 Annual Meeting of Stockholders.

Risks of Compensation Programs

The Company’s equity-based compensation is performance based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees are time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

As described above, the Board of Directors has general oversight responsibility with respect to risk management and exercises appropriate oversight to ensure that risks are not viewed in isolation and are appropriately controlled. The Company’s compensation programs are designed to work within this system of oversight and control, and the Board considers whether these compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees and protecting the Company.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the two (2) Class I director nominees.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of four (4) directors divided into three classes. On July 8, 2019, the stockholders approved an amendment to the Company’s bylaws to create a staggered board of directors.

Delaware law permits, but does not require, a classified or staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with one class of directors standing for election each year. As a classified board, a certain number, but not all, of the directors of our Board of Directors will be elected each year.

On June 23, 2020, the Board of Directors nominated Dr. Steven A. Moel for re-election as a Class I director and on July 13, 2020, appointed Rueben Cannon, as an additional Class I director of the Company to be elected at the 2020 Annual Meeting to serve a three-year term until the 2023 annual meeting of stockholders, or until their respective successors, if any, is duly elected and qualified.

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Mr. Lawrence (Class II Director) and Mr. Mathis (Class III Director) will continue to serve as directors until their election at the 2021 and 2022 annual stockholder meetings, respectively.

Required Vote

In accordance with Delaware law, the directors will be elected by a plurality of votes cast at the Annual Meeting. As a result, abstentions and broker non-votes will have no effect on this proposal.

OUR Board Of Directors Recommends A VOTE “FOR” STEVEN MOEL and rueben Cannon AS CLASS I directors.

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PROPOSAL NO. 2

AMENDMENT TO Amended and restated certificate of incorporation

On July 13, 2020, the Board of Directors of the Company approved an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, from 80,000,000 to 150,000,000. To be effective, stockholders holding a majority of the shares of common stock outstanding on an as-converted basis and entitled to vote on this proposal at the Annual Meeting must approve the increase.

The Company needs the flexibility to conduct future financings in connection with an IPO, private placements and uplisting to Nasdaq as well has having enough common stock for future growth. Also, we will need additional common stock available as a prerequisite to rewarding its holders of Series B Preferred through a potential stock dividend. The increase in common stock authorized will also help us meet the listing requirements of Nasdaq by allowing us to raise additional funds and increase stockholder equity.

We believe that increasing the number of authorized shares of common stock is in the best interests of both the Company and its stockholders because it provides for additional opportunity to raise funds for the Company and compensate our employees and consultants. Through the sale of promissory notes convertible into common stock of the Company this year, the number of shares issued on a fully diluted basis currently exceeds the number of shares of common stock available for issuance. In order to honor our agreement with convertible noteholders, the Company must increase the number of shares of common stock available for issuance.

Currently, the Company is authorized to issue up to 80,000,000 shares of common stock, pursuant to the Company’s Amended and Restated Certificate of Incorporation. The last time the Company increased its authorized common stock was on September 30, 2013.

If the stockholders approve this Proposal 2, the Amended and Restated Certificate of Incorporation of the Company shall include the following new Section A of Article III, which sets the number of authorized common stock:

“A. Common Stock.

(1) The total number of shares of common stock, par value $0.01 per share, that the corporation is authorized to issue is 150,000,000.

(2) Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the corporation, including, but not limited to, (a) the right to receive dividends when, as and if declared by the Board of Directors of the corporation out of assets lawfully available therefore, and (b) in the event of any distribution of assets upon the dissolution and liquidation of the corporation, the right to receive ratably and equally all of the assets of the corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.”

All other provisions of the Company’s Amended and Restated Certificate of Incorporation, as previously amended, shall remain the same.

We do not anticipate that the Company’s principal accountants, other than the Company’s CFO, will be present at the meeting and therefore most likely will not be available to respond to any appropriate questions at the meeting. They will have an opportunity to make a statement if they desire to do so.

Appendix 1 includes a copy of the Amendment to the Amended and Restated Certificate of Incorporation showing the increase in authorized common stock.

For the reasons stated above, our Board of Directors believes that approval of this proposal is in the best interests of our Company and our stockholders.

Required Vote

In accordance with Delaware law, approval of Proposal No. 2 requires the affirmative vote of a majority of common stock outstanding on an as-converted basis and present at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

OUR Board Of Directors Recommends a vote “FOR” the Amendment to our Amended and Restated Certificate of Incorporation.

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PROPOSAL NO. 3

REVERSE STOCK SPLIT

The Company has applied to list the Company’s common stock ($0.01 par value, 80,000,000 shares authorized (and subject to stockholder approval of Proposal No. 3) 150,000,000 shares authorized, referred to herein as the “Common Stock”) on the Nasdaq Capital Market (“Nasdaq”). One of the requirements under the equity standard for listing on the Nasdaq is that at the time the listing becomes effective, a company’s stock must initially trade at or above $4.00 per share or alternatively, at or above $3.00 if the Company can meet certain requirements. The Board of Directors believes that a reverse stock split will assist in satisfying the price per share requirements for an uplisting of GGH Common Stock.

Therefore, on July 13, 2020, the Board unanimously approved a reverse stock split of all the outstanding shares of GGH’s Common Stock at an exchange ratio ranging from one post-split share for two pre-split shares (1:2) up to one post-split share for twenty-five pre-split shares (1:25), or anywhere between those ratios, at the Board’s discretion (the “Reverse Stock Split”) and approved an amendment to Article IV of GGH’s Amended and Restated Certificate of Incorporation to effect such Reverse Stock Split. The Board noted that it will only effect the Reverse Stock Split as a condition of listing on a national exchange. The Board based the wide stock split ratio on the current price of the Company’s shares as of July 12, 2020 and to give it flexibility in determining the most conservative stock split ratio possible that will still meet the price per share requirements necessary to uplist to a national exchange.

It should be noted that proposals for a reverse stock split were presented and approved at the 2017, 2018 and 2019 Annual Meetings of the Stockholders. This Reverse Stock Split proposal is being presented this year in order to reauthorize the Board of Director’s discretion as the Company continues to seek authorization to list on a national exchange.

Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each stockholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. Also, proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Further, with respect to the Company’s Series B preferred stock, proportionate adjustments will be made to the common stock conversion and voting rights features of that stock to fairly reflect the effect of the Reverse Stock Split.

The Board does not intend as part of the Reverse Stock Split to reduce the amount of the Company’s authorized shares of Common Stock (or of its Series B preferred stock). As of July 13, the Company has a total of 80,000,000 shares of Common Stock authorized and 60,271,615 shares issued, leaving 19,728,385 shares available for issuance, not including shares reserved for issuance upon conversion of Series B preferred stock, or exercise of warrants or options, or any other convertible security. If Proposal No. 2 is approved, the Company will have a total of 150,000,000 shares of Common Stock authorized and the table reflects that approval. As a result, the number of unissued, available authorized shares of Common Stock will increase, as reflected in the following table as if the Reverse Stock Split were to occur on July 13, 2020:

Ratio	Authorized	Issued pre- Reverse Stock Split*	Issued post- Reverse Stock Split**	Increase in post- Reverse Stock Split Shares Available for Issuance*
1:2	150,000,000	60,271,615	30,135,808	59,592,578
1:5	150,000,000	60,271,615	12,054,323	77,674,062
1:10	150,000,000	60,271,615	6,027,162	83,701,224
1:15	150,000,000	60,271,615	4,018,108	85,710,277
1:25	150,000,000	60,271,615	2,410,865	87,317,520

*Does not reflect shares reserved for issuance upon conversion of Series B Preferred Stock, exercise of warrants or options, or any other convertible security.

**For purposes of this illustration, fractional shares are rounded.

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The increase in the number of shares of Common Stock available for issuance and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of GGH without further action by the stockholders. The Board is not aware of any attempt to take control of GGH and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common and preferred stock, when issued, would have the same rights and preferences as the shares of common and preferred stock presently outstanding.

The additional authorized common stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of GGH debt into equity, stock options or other corporate purposes. GGH does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulation.

Additional Reasons for the Reverse Stock Split

In addition to the achievement of a stock price required for listing on a national exchange, there are other reasons the Board believes the Reverse Stock Split will be beneficial to GGH. One is that the Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability of the Common Stock and will encourage interest and trading in the Common Stock by brokerage houses and institutions that are not currently able or willing to trade the Common Stock. Because of the trading volatility often associated with low-priced stocks, many potential investors have internal policies and practices that either prohibit them from investing in low-priced stocks or that tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, low-priced stocks not listed on an exchange are subject to the additional broker-dealer disclosure requirements and restrictions found in SEC Rule 15g-6.

It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price and (if successful) exchange listing will mitigate, to some extent, the effects on the liquidity through the anticipated increase in marketability discussed above.

The Board understands that there is a risk that the market price for the Common Stock may not react proportionally to the Reverse Stock Split. For example, if GGH accomplishes a 1:25 Reverse Stock Split at a time when the market price is $0.20 per share, there can be no assurance that the resulting market price will thereafter remain at or above $5.00 per share (twenty-five times the previous market price).

The Board confirms that the contemplated reverse stock split is not and will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Based upon the foregoing factors and understanding the risks, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its stockholders.

Required Vote

In accordance with Delaware law, approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of common stock outstanding on an as-converted basis and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO give THE Board of Directors discretion (if necessary to effect a listing of GGH’s common stock on a national exchange) on or before JUNE 30, 2020, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-TWENTY-FIVE (1:25), or anywhere between, while maintaining the number of authorized shares of Common Stock.

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PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beginning in 2011, Section 14A of the Exchange Act, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), now require that at stockholder meetings at which directors are to be elected, certain public companies submit to their stockholders what is commonly known as a “Say on Pay” proposal. A Say on Pay proposal gives stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the companies Named Executive Officers (“NEOs”), those executive officers whose total compensation is described in the Executive Compensation disclosure included in the company’s annual report as well as in the materials prepared and distributed in connection with stockholder meetings.

On September 28, 2017, a majority of the stockholders holding common stock outstanding on an as-converted basis cast at the 2017 Annual Meeting of the Company approved conducting a stockholder’s vote on the compensation of the Company’s executive officers every three years. The next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation will be at the 2023 Annual Meeting of Stockholders.

This Say On Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation Discussion” section of this Proxy Statement.

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by the Board of Directors. Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated companies. The Board of Directors attempts to balance the compensation of our NEOs between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long term success (being equity based compensation). Moreover, the equity based compensation element is intended to further align the longer term interests of our executive officers with that of our stockholders. To further implement our objectives in attracting and retaining qualified executive officers, our NEOs are also eligible to receive an annual bonus and receive various employment benefits.

Additionally, as part of our philosophy of aiming to attract and retain qualified executive level personnel, the Company has entered into an employment agreement with one of its NEOs that is intended to provide that executive with a reasonable level of security with respect to his on-going employment.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our stockholders. Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2016 fiscal year and which we expect to continue going forward.

At the Meeting we will ask our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED, that the stockholders of Algodon approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2019 annual meeting Proxy Statement.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 5:

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP

The Board of Directors has selected the accounting firm of Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm for the 2020 fiscal year. We are asking our stockholders to ratify the selection of Marcum as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Marcum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers Marcum to be well qualified to serve as the independent auditors for the Company and Marcum has experience since 2010 in doing so. However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. To the Company’s knowledge, a representative from Marcum is not expected to be present at the Annual Meeting.

Fees Billed by Independent Accounting Firm

The following table sets forth the aggregate fees billed to us by Marcum, LLP, our independent registered public accounting firm, for the years ended December 31, 2019 and 2018:

	2019	2018
Audit fees (1)	$300,776	$240,000
Audit-related fees (2)	62,004	15,000
Tax fees	55,255	35,000
	$418,035	$290,000

(1)	Represents fees for services performed in connection with our public offering, the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q during 2019 and 2018.

(2)	Represents primarily travel costs associated with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services.

The Board of Directors approved Marcum performing our audit for the 2018 and 2019 fiscal years and approved Marcum performing our audit for the 2020 fiscal year.

Required Vote

In accordance with Delaware law, approval of Proposal No. 5 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions with respect to our auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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PROPOSAL NO. 6

Immediate liquidation of Company assets

On July 6, 2020, current common and Series B Preferred stockholder John and Dawn Roderique (the “Stockholder”) submitted a revised proposal to the Company for inclusion at the 2020 Annual Meeting.

“Resolved, that Gaucho Group Holdings, Inc. (Gaucho) will immediately commence to liquidate company assets to maximize return of capital to common stockholders.”

Name of Stockholder:

John and Dawn Roderique

Number of shares held by Stockholder:

Common: 29,435 shares

Series B Preferred: 30,000

The Stockholder’s address is available upon request from the Company.

Below is the Stockholder’s statement ad verbatim in support of Proposal No. 6. The Company is not responsible for the contents of the Stockholder’s proposal or statement.

Justification

Gaucho has expended significant corporate funds and effort to acquire and develop assets.

The company’s 10-K for 2019 presents total paid-in capital of $91.3 million, however the accumulated deficit approaches that, at $87.9 million.

Gaucho has demonstrated an inability to generate revenue adequate to sustain itself.

10-K filings for 2014 (which includes some 2013 values) through 2019 present annual sales ranging from $1.3 to $3.1 million and net losses ranging from $6.4 to $10.0 million, with no years with profits.

The company reported sales of 25 lots at Algodon Wine Estates by December 31, 2019, an average sale of less than one lot every month over more than two years. With the intent of a new luxury clothing line providing much needed revenue, and after spending significant corporate funds over nearly 24 months on development of the clothing line, in the first two months of sales, November and December, 2019, Gaucho realized just $11,000 of total sales.

Gaucho has communicated to shareholders a need to sell more common shares and filed an S-1 with the SEC on August 30, 2019 for a public offering of common shares, in association with uplifting the company’s common shares to the NASDAQ market. This has not gone ahead, however, more importantly, generating adequate revenue has not occurred during 2019 or 2020.

Gaucho has presented no operating strategy to convert operations from significant losses to profitability.

Standard U.S. industry practice includes developing and executing an annual operating plan and a plan to tie executive compensation to meeting operational goals. Gaucho annual 10-K and Proxy Statements are devoid of plans, goals, and compensation plans. Stock option plans are articulated, but no performance metrics are presented.

The 10-K for 2019 presents total debt exceeding $2.7 million and preferred B shares principal and dividends in arrears of $10.4 million, with more than $700,000 in additional preferred dividends alone accruing during 2020. Also, Gaucho reported in a filing with the SEC an additional $840,000 of convertible debt in 2020 to cover operating losses.

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To claim a poorer wine estate lot sales environment since the Argentine election in 2019, the effects of the COVID-19 virus in 2020, or both, as excuses for not generating revenue in 2019 and 2020 ignores the consistent money-losing results of six years of operation prior to 2019.

Gaucho has published multiple narratives since December 1, 2019 that claim selling assets during the current period would be inopportune and the only plausible strategy is to sell more common shares and cause more dilution. However, these narratives provide no strategy for generating revenue. Actions to follow Gaucho’s claim are NOT in the best interests of shareholders. Gaucho assets were sold once before – the company bought and improved them. They can be sold again.

Below is the Company’s response to Proposal No. 6:

The Company believes this individual Stockholder proposal is misleading and does NOT believe that liquidating the Company’s assets would result in maximizing a return of capital to any common stockholders.

The Company strongly recommends to vote AGAINST this proposal for a multitude of reasons: liquidating company real estate assets during a global economic shutdown and in the midst of a global COVID -19 pandemic would likely result in attempting to sell real estate assets at the worst time in history and prospective buyers, if any, would negotiate for less than bargain basement prices.

In addition, the primary real estate assets are located in Argentina where there are virtually no mortgages available to any potential buyer. Traditionally, in the event of any sale, it would likely be a minimum of a 5 to 10 year self-financing pay down of the principal amount, with the additional potential of halted payments during this time period which is not unusual if there are further economic downturns for any buyer in the years ahead. If a receiver would be put into the Company for liquidation purposes and distributed the assets of the Company during these times we believe the Series B Preferred stockholders would see at best pennies on the dollar over a multi-year plan and the common stockholders would likely be left with nothing. The Company believes that in any liquidation the only parties to benefit would be the receiver and the attorneys and result in disastrous outcomes for both the Series B Preferred and common stockholders alike.

The Company’s positive action plan is to concentrate on its e-commerce strategy in wine, leather accessories and fashion, home goods, and benefit from the ability to manufacture and pay labor in the devalued Argentine peso environment while selling goods in US dollars to the United States and the rest of the world. During this time, the Company plans to continue to improve the real estate assets and wait until the global markets recover from the COVID-19 pandemic.

At the Meeting we will ask our stockholders to indicate their opposition to the immediate liquidation of the Company’s assets as described in this Proxy Statement by voting “AGAINST” Proposal No. 6.

Required Vote

In accordance with Delaware law, approval of Proposal No. 6 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions with respect to the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE RESOLUTION TO APPROVE THE immediate liquidation of the Company’ s assets.

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OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Proxy Statement on the internet (and available by mail if a stockholder has made such a request) is the Company’s 2019 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2019, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.gauchoholdings.com. Our Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed under the Exchange Act, are also available in print to any stockholder at no cost upon request to: Corporate Secretary, Gaucho Group Holdings, Inc., c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111; tel: (212) 735-7688.

Proxy Materials Are Available on the Internet

The Company is using the internet as the primary means of furnishing proxy materials to certain holders of common stock, however some will receive their proxy materials by mail via the Full Set Delivery method described above. If you have received a Notice of Internet Availability of Proxy Materials, you are receiving proxy materials by internet. We are sending a Notice of Internet Availability of Proxy Materials to you which includes instructions on how to access the proxy materials online or how to request a printed copy of the materials.

We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce the Company’s printing and mailing costs.

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CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

Gaucho group holdings, INC.

Algodon Wines & Luxury Development Group, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and declaring said amendment to be advisable. The resolutions setting forth the amendment are as follows:

RESOLVED: that Section A of Article III of the Amended and Restated Certificate of Incorporation of the Corporation, as amended be and it hereby is deleted in its entirety and a new Section A of Article III be inserted in lieu thereof to read as follows:

“A. Common Stock.

(1) The total number of shares of common stock, par value $0.01 per share, that the corporation is authorized to issue is 150,000,000.

(2) Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the corporation, including, but not limited to, (a) the right to receive dividends when, as and if declared by the Board of Directors of the corporation out of assets lawfully available therefore, and (b) in the event of any distribution of assets upon the dissolution and liquidation of the corporation, the right to receive ratably and equally all of the assets of the corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this _______ day of ____________ 2020.

Gaucho GROUP Holdings, INC.

By:
Scott L. Mathis
Chief Executive Officer